                                                                                                       Exhibit 10.9

                        At Will Employment Compensation Arrangements for Executive Officers

         O’Sullivan does not have employment agreements with any of its executive officers other than Messrs. Robert S. Parker, Rick A. Walters and Michael D. Orr.  It has
compensation arrangements with its other executive officers.  Of the named executive officers in O’Sullivan’s Annual Report on Form 10-K for the year ended June 30, 2004, the only officer so named with such an arrangement is Rowland H. Geddie, III

         Mr. Geddie’s at will compensation arrangement includes the following:

         ›        a salary of $151,400 per year,

         ›        an automobile allowance of $8,000 per year,

         ›        a bonus target of 40% of his salary under O’Sullivan’s incentive compensation plan,

         ›        the opportunity to participate in employee benefit and employee welfare plans, including

                  ›        O’Sullivan’s Savings and Profit Sharing Plan,
                  ›        O’Sullivan’s Deferred Compensation Plan, and
                  ›        O’Sullivan’s Welfare Plan, which provides medical and dental insurance as available to all employees resident in Barton County, Missouri, life insurance in an amount equal to two times his salary and disability insurance,

         ›        three weeks of vacation per year,

         ›        payment by O’Sullivan of professional training and development costs and the costs of dues for professional associations,

         ›        use of a cellular telephone,

         ›        an indemnification agreement in the form previously filed with the Securities and Exchange Commission,

         ›        a termination protection agreement that provides certain benefits in the event of a change in control of O’Sullivan, as described in our annual reports on Form
                  10-K, and

         ›        options to purchase 3,000 shares of O’Sullivan Class A common stock (600 shares vested as of February 10, 2005).